                                                                Exhibit 99.1
                                PRESS RELEASE
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                                ASTRO-MED, INC.
                            600 East Greenwich Avenue
                        West Warwick, Rhode Island 02893

For Immediate Release

Contact:  Albert W. Ondis                                     November 16, 2005
          Astro-Med, Inc.
          (401) 828-4000

         Astro-Med, Inc. Issues Conference Call Statement Clarification

West Warwick, RI, November 16, 2005,  Astro-Med,  Inc.  (NASDAQ:ALOT)  announced today that a review of the question and answer period during the Conference Call of November 15, 2005 disclosed an  inadvertent  error related to the answer of a question about the earnings  guidance.  Albert W. Ondis, Chief Executive Officer stated:  "I was in error  when I  stated  in  response  to a  question  that the guidance  provided  during our Conference Call of August 16, 2005 included a tax credit. It did not and I apologize for the error.

"It is, and always has been the policy of Astro-Med to be accurate  with respect to all information which we release about the Company".

Astro-Med,  Inc.  is a  leading  manufacturer  of high tech  specialty  printing
systems,   electronic   medical   instrumentation,   and  test  and  measurement
instruments employed around the world in a wide range of industrial, scientific, and medical applications.

                              Safe Harbor Statement

This news release contains  forward-looking  statements,  and actual results may vary from those  expressed  or implied  herein.  Factors that could affect these results  include  those  mentioned in  Astro-Med's  FY2005 annual report and its annual and quarterly filings with the Securities and Exchange Commission.